EX-10.3
                   OPTIOIN TO EXCLUSIVE LICENSE AGREEMENT

                   OPTION TO EXCLUSIVE LICENSE AGREEMENT

     This Option Agreement (the "Agreement") is entered into as of June 20, 2005 (the "Effective Date") by and between The Research Foundation of State University of New York, a New York non-profit corporation ("Foundation"), for and on behalf of the University at Buffalo, and Senz-It Inc., a company with a principal address located at 4040 MacArthur Boulevard, Suite 240, Newport Beach, California 92660 ("Optionee").

                                 RECITALS

     A. Foundation owns rights to certain intellectual property and technology developed by University at Buffalo and disclosed and described in the IPD dockets referenced in Attachment A to this Agreement.

     B. Foundation desires to grant to Optionee, and Optionee desire to accept, an option to negotiate an exclusive, royalty-bearing license to use and otherwise exploit the Technology Rights (as hereinafter defined) on terms and in fields of use mutually agreed upon between the parties.

     NOW THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties agree as follows:

1. DEFINITIONS

     1.1 "Fields" means the following fields of use: homeland security; environmental; artificial olfactory sense detection; and medical.

     1.2  "Licensed Method" means any method or process that uses
Technology Rights or any part thereof, or which uses a Licensed
Product.

     1.3 "Licensed Product" means any product that cannot be developed, manufactured, used or sold without utilizing Licensed
Subject Matter.

     1.4 "Licensed Subject Matter" means inventions and discoveries covered by Technology Rights.

     1.5 "Option Period" means the period of time commencing on the Effective Date and ending on the earlier of (a) three months from the date the Option is exercised pursuant to Paragraph 3.3 of this Agreement, or (b) the six month anniversary of the Effective Date if Optionee does not exercise the Option by that date, or (c) the termination date if this Agreement is terminated pursuant to Paragraph 5.4, 5.5 or 5.6, or (d) the effective date of a final license agreement if the parties finalize a license agreement during the Option Period.

     1.6 "Patent Rights" means Foundation's patent rights to any subject matter claimed in or covered by (a) any pending or issued United States or foreign patent or any patent application listed on Attachment A attached hereto, including any reissues or reexaminations thereof; (b) all divisional or continuation applications of the patents or patent applications listed on Attachment A; and (c) any patents issued on continuation or divisional applications, including reissues and reexaminations, of the patents and patent applications listed in Attachment A attached hereto.

     1.7 "Technology Rights" means (a) Foundation's intellectual property rights in know-how or proprietary or confidential information related to the inventions disclosed in IPD docket nos. R-5449, R-5516, R-5729, R-5767, R-5821, R-5828, R-5834, R-5843, R-5894,
R-5896, R-R-5898, R-5899, R-5902, and R-5914 which were developed by the inventors on or before the Effective Date and which Foundation is free to disclose to Optionee, and (b) the Patent Rights.

2. WARRANTIES

     2.1  FOUNDATION MAKES NO REPRESENTATIONS OR WARRANTIES,
EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING OR
WITH RESPECT TO THE LICENSED SUBJECT MATTER OR ANY LICENSED PRODUCT
OR LICENSED METHOD.  FOUNDATION MAKES NO WARRANTY OR REPRESENTATION
AS TO THE VALIDITY OR SCOPE OF THE PATENT RIGHTS OR THAT ANY LICENSED PRODUCT WILL BE FREE FROM AN INFRINGEMENT OF PATENTS OF THIRD
PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING PATENT RIGHTS.

     2.2 Optionee understands that the Technology Rights may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This Agreement is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation. To the extent that there is a conflict between any such agreement, applicable law or regulation and this Agreement, the terms of such Government agreement, applicable law or regulation will prevail.

     2.3 Optionee understands and acknowledges that Foundation, by this Agreement, makes no representation as to the operability or fitness for any use, safety, efficacy, ability to obtain regulatory approval, patentability, and/or breadth of the Licensed Subject Matter. Foundation, by this Agreement, also makes no representation as to whether there are any patents now held, or which will be held, by others or by Foundation, nor does Foundation make any representation that the inventions contained in Patent Rights do not infringe any other patents now held or that will be held by others or by Foundation. Foundation shall not be liable for any losses incurred as the result of an action for infringement brought against Optionee as the result of Optionee's exercise of any right granted under this Agreement. The decision to defend or not defend shall be in Optionee's sole discretion.

     2.4 Optionee, by execution hereof, acknowledges, covenants and agrees that it has not been induced in anyway by Foundation or University at Buffalo, or any of their employees, to enter into this Agreement, and further warrants and represents that (i) it has conducted sufficient due diligence with respect to all items and issues pertaining to this Article 2 and all other matters pertaining to this Agreement; and (ii) Optionee has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence, and agrees to accept all risks inherent herein.

3. OPTION FOR EXCLUSIVE LICENSE

     3.1 Subject to the terms of this Agreement (including Paragraphs 3.3, 3.4 and 3.5), Foundation hereby grants Optionee an option (the "Option") to enter into an exclusive, royalty bearing, worldwide license to use and otherwise exploit the Technology Rights in the Fields agreed to by the parties, including the right to make, have made, use, sell and offer to sell Licensed Products and practice Licensed Methods, pursuant to the terms of a definitive license agreement agreed upon between the parties (a "License Agreement").

     3.2 Foundation shall not enter into any license or other option agreement during the Option Period that grants rights in the Technology Rights to another party.

     3.3 Optionee may exercise the Option at any time by delivering to Foundation a written notice of its intent to exercise the Option on or before the six (6) month anniversary of the Effective Date. Such notice shall (a) describe the products/and processes which would be based on or utilize the Technology Rights that Optionee wishes to commercialize; and (b) will also include a preliminary commercialization plan ("Commercialization Plan") for such products and/or processes which outlines Optionee's plans and capabilities for commercializing the identified products and processes. Upon Foundation's receipt of such notice and the Commercialization Plan from Optionee, the parties shall enter into good faith negotiations with respect to the terms of a License Agreement, and shall diligently continue such negotiations during the remainder of the Option Period. In order to receive an exclusive license to a Field, Licensee's Commercialization Plan must (a) demonstrate Optionee's ability to commercialize Licensed Products and/or Licensed Methods in a Field, and (b) outline a reasonable plan for commercializing the Licensed Subject Matter in the Field.

     3.4 The terms and conditions of the License Agreement entered into by the parties shall be based on the terms of Foundation's standard license agreement and will include: payment of all past and future patent costs associated with the Patent Rights; a 3% royalty on gross sales; a $25,000 license issue fee; and a 10% equity interest in Licensee. The terms of a License Agreement entered into by the parties may also include, without limitation, (a) other payment and consideration for the license (i.e., sublicensing fees, annual minimums); (b) due diligence provisions and milestones; and (c) other terms that may be reasonable, usual, and customary to similar license agreements, all in conformity with the United States Constitution and laws of the State of New York and Foundation's rules and regulations and policies. If the parties enter into a License Agreement, Optionee will also provide the following additional funding and development work to Optionor:

        a. Optionee will sponsor research at Foundation for a five year period after (1) the License Agreement is signed, and (2) Optionee is funded. Optionee will provide Foundation with unrestricted research funds in accordance with the following schedule: $25,000 for the first year, $50,000 for the second year, $75,000 for the third year, $100,000 for the fourth year and for $125,000 for the fifth year. The research funded by these funds does not need to relate to the Technology Rights, and may be used by the inventors (see Attachment A) for the research projects of their choosing.

        b. In addition, if it is practical for "engineering development" work related to the Licensed Subject Matter to be done in the inventors' lab(s), these costs will be paid for by Optionee and are in addition to the funding described above in Section 3.4(a).

     3.5 If the parties fail to enter into a License Agreement during the Option Period, then Foundation shall be free to market and license the Licensed Subject Matter to third parties with no further obligation to Optionee.

4. RESERVED

5. TERM AND TERMINATION

     5.1 This Agreement shall terminate or expire on the last day of the Option Period.

     5.2 If Optionee does not exercise the Option by providing written notice as required by Paragraph 3.3, this Agreement shall terminate on the six (6) month anniversary of the Effective Date.

     5.3 If Optionee exercises the Option by providing written notice as required by Paragraph 3.3, this Agreement shall expire upon the effective date of the License Agreement; provided, however, that if the parties have not entered into a License Agreement prior to three months from the date the Option is exercised pursuant to Paragraph 3.3 of this Agreement, this Agreement shall expire on the three month anniversary of the date the Option is exercised.

     5.4 Optionee may terminate this Agreement at any time by giving thirty (30) days written notice to Foundation.

     5.5 This Agreement shall terminate automatically (a) if Optionee shall commence any case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy seeking to have an order for relief entered with respect to it, (b) if there shall be commenced against the Optionee any case, proceeding or other action of a nature referred to in clause (a) above, (c) upon the appointment of a receiver, trustee, custodian, conservator or other similar official for Optionee or all or a substantial part of Optionee's assets, (d) if Optionee ceases to attempt to carry on its business or (e) if Optionee shall make a general assignment for the benefit of its creditors.

     5.6 In the event of a default or failure by Optionee to perform any of the terms, covenants or provisions of this Agreement, the Optionee shall have thirty (30) days after the giving of written notice of such default by Foundation to correct such default. If such default is not corrected within the thirty (30) day cure period, Foundation shall have the right, at its option, to cancel and terminate this Agreement.

     5.7 If the Agreement is terminated prior to its scheduled expiration, the Option Period shall also terminate as of the Agreement termination date.

6. PAYMENT

     6.1 In consideration of the grant of the Option hereunder, Optionee agrees to pay to Foundation a nonrefundable option fee of Four Thousand U.S. Dollars ($4,000) within five (5) business days of the Effective Date.

     6.2 All payments under this Agreement are to be paid in U.S. dollars, checks payable to the order of The Research Foundation of State University of New York and mailed to the attention of the Foundation's Licensing Specialist at the address in Paragraph 10.6 below.

7. INFORMATION AND CONFIDENTIALITY

     7.1 The parties may disclose Confidential Information (as hereinafter defined) to each other, from time to time, in connection with work contemplated under this Agreement. "Confidential Information" means all confidential and/or proprietary information provided by one party to the other hereunder which relates to the Technology Rights or the development or commercialization thereof. Each party will only disclose the other party's Confidential Information to those of its employees as is reasonably necessary to effectuate the purposes set forth in this Agreement. Each party will use reasonable efforts to prevent the disclosure of any of the disclosing party's Confidential Information to third parties for a period of five (5) years from receipt thereof, and will only use the disclosing party's Confidential Information for evaluating a potential license arrangement between the parties, provided that the recipient party's obligations will not apply to information that:

        a. is already in the recipient party's possession at the time of disclosure thereof and not obtained directly or indirectly from the other;

        b. is or later becomes available to the public through no fault of the recipient party;

        c. is lawfully acquired from a third party having no obligations of confidentiality to the disclosing party;

        d.  is independently developed by the recipient party; or

        e.  is required by law or regulation to be disclosed.

     7.2 In the event that information is required to be disclosed under Paragraph 7.1(e) above, the party required to make disclosure will promptly notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

8. PATENTS AND INTELLECTUAL PROPERTY

     Foundation will maintain management of patent prosecution for applications and patents associated with the Licensed Subject Matter during the term of the Option Period, and will consult with Optionee on decisions relating to such patent prosecution. Optionee will reimburse Optionor for any patent expenses incurred by Optionor in connection with the Technology Rights during the Option Period.

9. INDEMNIFICATION

     Optionee shall hold harmless and indemnify Foundation, the University at Buffalo, their regents, officers, employees, and agents from and against any claims, demands, damages, liabilities, causes of action and expenses (including reasonable attorneys' fees) whatsoever to the extent caused by or resulting from the exercise or practice of the Option by Optionee, its subsidiaries, or their officers, employees, agents or representatives.

10. RESERVED

11. GENERAL PROVISIONS

     11.1 This Agreement may not be assigned by either party without the prior written consent of the other party.

     11.2 This Agreement constitutes the entire and only agreement between the parties relating to the Option, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by written mutual agreement by the parties.

     11.3 The relationship between Foundation and Optionee is that of independent contractors. Foundation and Optionee are not joint ventures, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. Foundation will have no power to bind or obligate Optionee in any manner, other than as is expressly set forth in this Agreement. Likewise Optionee will have no power to bind or obligate Foundation in any manner, other than as is expressly set forth in this Agreement.

     11.4 If any provision of this Agreement is ultimately held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     11.5 Any delay in enforcing a party's right under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, except only as to an express written and signed waiver to a specific matter for a specific period of time.

     11.6 Any notice required by this Agreement will be given by personal delivery (including delivery by reputable messenger services such as Federal Express) or by prepaid, first class, certified mail, return receipt requested, addressed in the case of Foundation to:

     UB Office of Science, Technology Transfer and Economic Outreach Intellectual Property Division
     University at Buffalo Technology Incubator
     Baird Research Park
     1576 Sweet Home Road
     Amherst, NY 14228
     Attn: Intellectual Property Division Director

or in the case of Optionee to:

     Senz-It, Inc.
     4040 MacArthur Boulevard, Suite 240
     Newport Beach, CA 92660
     Attn: Fred Rogers

or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.

     11.7 This Agreement will be governed by, construed, and enforced in accordance with the internal laws of the State of New York. The parties hereby consent to the jurisdiction of the courts of the State of New York over any dispute concerning this Agreement or the relationship between the parties.

     11.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement binding on the parties, notwithstanding that both parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


THE RESEARCH FOUNDATION OF STATE
UNIVERSITY OF NEW YORK, FOR AND
ON BEHALF OF UNIVERSITY AT BUFFALO     SENZ-IT INC.



By: /s/  Robert J. Genco               By: /s/  Frederick T. Rogers
Robert J. Genco D.D.S., Ph.D.          Frederick T. Rogers
Title:  Vice Provost                   Title: President
Director of the UB Office of Science,
Technology Transfer & Economic Outreach

Date:	June 20, 2005                    Date:  June 20, 2005


                                 Attachment A

                       Patents and Patent Applications



Patent or
Application                  Title (RF Docket                                    Faculty
  Number    Location             Number)               Filed        Assignee     Inventors      Sponsor
6,241,948   US patent        Low Power Solid-          Issued       Research     Bright,       Office of
                             State Sensor              6/5/2001     Foundation   Jordan,       Naval
                             Device (R 5449)                                     Watkins,      Research
                                                                                 Wenner

6,492,182   US patent        Micromachined             Issued       Research     Bright,       Office of
                             Microsensor               12/10/2002   Foundation   Baker,        Naval
                             Arrays for                                          Doody,        Research
                             Chemical Sensing                                    Wenner
                             Applications
                             (R 5516)

6,582,966   US patent        Micromachined             Issued       Research     Bright,       Office of
            (divisional)     Microsensor               6/24/2003    Foundation   Baker,        Naval
                             Arrays for                                          Doody,        Research
                             Chemical Sensing                                    Wenner
                             Applications
                             (R 5516)

6,589,438   US patent        Micromachined            Issued        Research     Bright,      Office of
            (divisional)     Microsensor              7/8/2003      Foundation   Baker,       Naval
                             Arrays for                                          Doody,       Research
                             Chemical Sensing                                    Wenner
                             Applications
                             (R 5516)

60/351,592  US               Pin Printed              Filed        Research      Bright, Cho  National
            provisional      Chemical Sensor          1/25/2002    Foundation                 Science
                             Array for                                                        Foundation
                             Simultaneous Multi-
                             Analyte
                             Detection
                             (R 5729)


10/351,109  US               Pin Printed             Filed        Research       Bright, Cho  National
            provisional      Chemical Sensor         1/24/2003    Foundation                  Science
            continuation-    Array for                                                        Foundation
            in-part          Simultaneous
                             Multi-Analyte
                             Detection
                             (R 5729)

10/948,062  US non-          CMOS Optical            Filed        Research      Bright, Titus  National
            provisional      Detectors               9/23/2004    Foundation                   Science
                             and Lock-In                                                       Foundation
                             Amplifiers Used
                             for Detection of
                             Emission from
                             Sensor Array
                             Platforms
                             (R5767)

Applied;    US non-          Site Selectively        Filed        Research      Bright         National
serial      provisional      Tagged and              12/8/2004    Foundation                   Science
number                       Templated                                                         Foundation
pending                      Xerogels
                             for Sensor
                             Applications
                             (R 5821)

PCT/US04/  US PCT            Site Selectively        Filed        Research      Bright         National
                             Tagged and              12/8/2004    Foundation                   Science
                             Templated                                                         Foundation
                             Xerogels
                             for Sensor
                             Applications
                             (R 5821)

Applied;   US non-           Protein Imprinted       Filed        Research      Bright         National
serial     provisional       Xerogels with           1/7/2005     Foundation                   Science
number                       Integrated                                                        Foundation
pending                      Emission Sites
                             (PIXIES)
                             (R 5828)

PCT/US04/ US PCT             Protein Imprinted       Filed        Research      Bright         National
                             Xerogels with           1/7/2005     Foundation                   Science
                             Integrated                                                        Foundation
                             Emission Sites
                             (PIXIES)
                             (R 5828)

10/945,344 US non-           Temporally              Filed        Research      Bright,        None
           provisional       Addressable             9/20/2004    Foundation    Cartwright,
                             Biochemical                                        Titus
                             Sensor Arrays
                            (R 5834)

10/957,254 US non-          Sensor Elements          Filed        Research      Bright,        None
           provisional      for Aqueous              10/1/2004    Foundation    Cartwright,
                            Samples (SEAS)                                      Titus
                            (R 5843)

60/551,818 US               Photonic Sensor          Filed        Research      Bright,       National
           provisional      Arrays                   3/10/2004    Foundation    Holthoff      Science
                            Based on a                                                        Foundation
                            Non-Electrical
                            Light Source
                            (R 5894)

60/551,818 US               High Stability           Filed        Research      Bright       Office of
           provisional      Xerogel-Based            3/10/2004    Foundation                 Naval Research
                            Sensors with
                            Linear Calibration
                            Curves (R 5896)

60/551,818 US              Diversified Xerogel-     Filed         Research     Bright        National
           provisional     Based Sensors to         3/10/2004     Foundation                 Science
                           Improved Analyte                                                  Foundation
                           Detection and
                           Quantification
                           (R 5898)

60/551,818 US              Tailored Pins for        Filed        Research      Bright, Tehan  National
           provisional     High Density             3/10/2004    Foundation                   Science
                           Microarray                                                         Foundation
                           Production (R 5899)

60/551,818 US              Chemically               Filed        Research       Bright,       National
           provisional     Responsive               3/10/2004    Foundation     Holthoff      Science
                           Nanosensors with                                                   Foundation
                           Integrated Light
                           Sources (R 5902)

Data from  US non-         Diversified              To be filed  Research       Bright        National
R-5914     provisional     Chemical                              Foundation                   Science
will be                    Responses from a                                                   Foundation
included                   Single Chemical
when                       Sensor (R 5914)
converting
provisional
filed
for R-5894,
5896, 5898,
5899, &
5902 to
non-
provisional